Exhibit 99.1
Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Second Quarter Results
Narrows 2022 Guidance

Philadelphia, PA, July 25, 2022 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and six-month periods ended June 30, 2022.
Management Comments
“We continue to see tenants prefer higher quality, well amentized buildings, a trend that will benefit both our operating portfolio and development projects,” stated Gerard H. Sweeney, President and Chief Executive Officer for Brandywine Realty Trust.  “During the second quarter, we made excellent progress on our 2022 business plan.  At the midpoint of our range, we have now achieved 96% of our speculative revenue target. During the quarter we continued to experience positive mark-to-market rent increases of 18.4% and 7.8% on an accrual and cash basis. We have commenced the redevelopment of 2340 Dulles Corner after signing a 221,000 square foot anchor tenant lease which represents the largest lease signed in Northern Virginia this year.  We are also excited to announce the commencement of 3151 Market Street, a 417,000 square foot life science building within our Schuylkill Yards master development, further expanding our relationship with an existing partner. We have also extended our $600 million line of credit to June 30, 2026 and extended our $250 million term loan to June 30, 2027 on favorable terms. Despite the progress made on our 2022 Business Plan, we are being impacted by rising interest rates. Based on this anticipated impact, we are adjusting and narrowing our 2022 FFO range from $1.37 to $1.45 per share to $1.36 to $1.40 per share.”
Second Quarter Highlights
Financial Results
•Net Income to common shareholders: $4.5 million, or $0.03 per share.
•Funds from Operations (FFO): $60.5 million, or $0.35 per share.
Portfolio Results
•Core Portfolio: 89.6% occupied and 92.1% leased.
•New and Renewal Leases Signed: 686,000 square feet
•Rental Rate Mark-to-Market: Increased 18.4% / 7.8% on an accrual / cash basis
•Same Store Net Operating Income: Decreased (1.2%) on an accrual basis and Increased 1.7% on a cash basis
•Tenant Retention Ratio: 70%
2022 Business Plan Revisions
•Interest Expense Range: Increased from $70-72 million to $75 – 76 million.

Recent Transaction Activity
Joint Venture and Development Activity
•On July 14, 2022, we formed a joint venture with a global institutional investor to commence development of 3151 Market Street in Philadelphia, Pennsylvania. The project cost is approximately $307 million, and the joint venture partner has agreed, subject to customary funding conditions, to fund up to approximately $55 million of the project costs in exchange for a 45% preferred equity interest in the venture. We anticipate securing a construction loan totaling approximately $185 million, representing 60% of total project costs. The loan is expected to close in the fourth quarter of 2022. We commenced demolition of the site in June 2022 with substantial completion anticipated for the second quarter of 2024. The project is the second ground-up development in our Schuylkill Yards master planned development. The 12-story building will consist of 417,000 square feet of customizable life science/innovation office space, 18,000 square feet of retail amenity space, 6,000 square feet of outdoor terrace space, and 70 below grade parking spaces.
•As previously announced, on May 24, 2022, we commenced the redevelopment of 2340 Dulles Corner Boulevard in Herndon, Virginia in Metro, DC, a 268,000 square foot office building. The redevelopment is commencing with execution of an anchor lease from a leading telecommunications company for 221,000 square feet representing 84% of the property. The 11-year lease will commence upon tenant occupancy which is planned for Q2 2023.
Disposition Activity
•As previously announced, on April 14, 2022, we sold a land parcel located at 25 M Street in Washington, DC for a gross sales price of $29.7 million. We received net cash proceeds of $28.6 million and recorded a gain on sale of $3.4 million during the second quarter of 2022.
Financing Activity
•On June 30, 2022, we entered into a restated credit facility agreement which extends the maturity dates of (1) our $600 million unsecured revolving credit facility (the “Revolving Credit Facility”) and (2) our $250 million unsecured term loan (the “Term Loan”). The Revolving Credit Facility has a scheduled maturity date of June 30, 2026, subject to two six-month extensions, and the Term Loan has a scheduled maturity date of June 30, 2027. The current borrowing spread for the Revolving Credit Facility is 1.05% over adjusted Term Secured Overnight Financing Rate (“SOFR”) and the borrowing spread for the Term Loan is 1.20% over adjusted SOFR.
2022 Finance / Capital Markets Activity
•We have $214.0 million outstanding on our $600.0 million unsecured revolving credit facility as of June 30, 2022.
•We have $28.8 million of cash and cash equivalents on-hand as of June 30, 2022.
Results for the Three and Six Month Periods Ended June 30, 2022
Net income allocated to common shares totaled $4.5 million or $0.03 per diluted share in the second quarter of 2022 compared to a net loss of ($0.3) million or less than ($0.01) per diluted share in the second quarter of 2021.
FFO available to common shares and units totaled $60.5 million or $0.35 per diluted share in the second quarter of 2022 as compared to $55.9 million, or $0.32 per diluted share for the second quarter of 2021. Our second quarter 2022 payout ratio ($0.19 common share distribution / $0.35 FFO per diluted share) was 54.3%.
Net income allocated to common shares totaled $10.5 million or $0.06 per diluted share in the first six months of 2022 compared to net income of $6.5 million or $0.04 per diluted share in the first six months of 2021.
Our FFO available to common shares and units for the first six months of 2022 totaled $120.8 million or $0.70 per diluted share versus $116.1 million, or $0.67 per diluted share in the first six months of 2021. Our payout ratio for the first half 2022 ($0.38 common share distribution / $0.70 FFO per diluted share) was 54.3%.
Operating and Leasing Activity
In the second quarter of 2022, our same store Net Operating Income (NOI) excluding termination revenues and other income items decreased (1.2%) on an accrual basis and increased 1.7% on a cash basis for our 73 same store properties, which were 89.5% and 90.5% occupied on June 30, 2022 and 2021, respectively.
We leased approximately 686,000 square feet and commenced occupancy on 385,000 square feet during the second quarter of 2022. The second quarter occupancy activity includes 137,000 square feet of renewals, 134,000 square feet of new leases and 114,000 square feet of tenant expansions. We have an additional 331,000 square feet of executed new leasing scheduled to commence subsequent to June 30, 2022.
Our second quarter tenant retention ratio was 70% in our core portfolio with net absorption of 27,000 square feet during the second quarter of 2022. Second quarter rental rate growth increased 18.4% as our renewal rental rates increased 8.3% and our new lease/expansion rental rates increased 26.2%, all on an accrual basis.
As of June 30, 2022, our core portfolio of 74 properties comprise 13.0 million square feet. As of June 30, 2022, our core portfolio was 89.6% occupied and we are currently 92.1% leased (reflecting new leases commencing after June 30, 2022).
Distributions
On May 18, 2022, our Board of Trustees declared a quarterly dividend distribution of $0.19 per common share that was paid on July 20, 2022 to shareholders of record as of July 6, 2022.
2022 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are adjusting our 2022 earnings per share guidance of $0.17 - $0.25 per diluted share to $0.13 - $0.17 per diluted share and adjusting our 2022 FFO guidance of $1.37 - $1.45 per diluted share to $1.36 - $1.40 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2022 FFO guidance and earnings per diluted share guidance:

Guidance for 2022		Range

Earnings per diluted share allocated to common shareholders	$0.13	to	$0.17
Plus: real estate depreciation, amortization	1.23		1.23

FFO per diluted share	$1.36	to	$1.40

Our 2022 FFO key assumptions include:
•Speculative Revenue Target: $34.0 - $36.0 million, as of July 19, 2022, $33.7 million achieved from a leasing plan of 1.8 million square feet, 1.6 million square feet achieved;
•Year-end Core Occupancy Range: 91-93%;
•Year-end Core Leased Range: 92-94%;
•Tenant Retention Rate Range: 58-60%;
•Rental Rate Growth (accrual): 16-18%;
•Rental Rate Growth (cash): 8-10%;
•Same Store (accrual) NOI Range: 0-2%;
•Same Store (cash) NOI Range: 0-2%;
•Timing of occupancy and free rent on 200,000 square feet in Philadelphia CBD would equate to an increase in our range by approximately 3.0%;
•Property Acquisition Activity: None;
•Property Sales Activity: None;
•Joint Venture Activity: Acquired a 20% common equity interest in 2970 Market Street, Philadelphia, PA;
•Development / Redevelopment Starts: Three starts. We have commenced two starts in 2022 located at 2340 Dulles Corner and 3151 Market Street;

•Financing Activity: Completed the anticipated refinance of our $600 million unsecured line of credit and our $250 million term loan;
•Share Buyback Activity: None;
•Annual earnings and FFO per diluted share based on 174.0 million fully diluted weighted average common shares.
About Brandywine Realty Trust
Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Austin and Washington, D.C. markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 165 properties and 23.0 million square feet as of June 30, 2022 which excludes assets held for sale. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.
Conference Call and Audio Webcast
We will hold our second quarter conference call on Tuesday, July 26, 2022 at 9:00 a.m. Eastern. The conference call can be accessed by dialing 1-866-374-5140 and providing conference ID: 56699036. Beginning two hours after the conference call, a taped replay of the call can be accessed through Tuesday, August 9, 2022, by calling 1-855-859-2056 and entering access code 2999390. The conference call can also be accessed via a webcast on our website at www.brandywinerealty.com.
Looking Ahead – Third Quarter 2022 Conference Call
We expect to release our third quarter 2022 earnings on Thursday, October 20 2022 after the market close and will host our third quarter 2022 conference call on Friday, October 21, 2022 at 9:00 a.m. Eastern. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements, including our 2022 guidance, are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within our control. Such risks, uncertainties and contingencies include, among others: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations and cash flows and those of our tenants as well as on the economy and real estate and financial markets; reduced demand for office space and pricing pressures, including from competitors, that could limit our ability to lease space or set rents at expected levels or that could lead to declines in rent; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; the effect of inflation and interest rate fluctuations, including on the costs of our planned debt refinancing; the potential loss or bankruptcy of tenants or the inability of tenants to meet their rent and other lease obligations; risks of acquisitions and dispositions, including unexpected liabilities and integration costs; delays in completing, and cost overruns incurred in connection with, our developments and redevelopments; disagreements with joint venture partners; unanticipated operating and capital costs; uninsured casualty losses and our ability to obtain adequate insurance, including coverage for terrorist acts; asset impairments; our dependence upon certain geographic markets; changes in governmental regulations, tax laws and rates and similar matters; unexpected costs of REIT qualification compliance; and costs and disruptions as the result of a cybersecurity incident or other technology disruption. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including our financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. Our Board’s practice regarding declaration of dividends may be modified at any time and from time to time. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2021. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We generally consider FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Net Operating Income (NOI)
NOI (accrual basis) is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. We believe NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. We use NOI internally to evaluate the performance of our operating segments and to make decisions about resource allocations. We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.
Same Store Properties
In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as Same Store Properties. Same Store Properties therefore exclude properties placed in-service, acquired, repositioned, held for sale or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store Properties.

Core Portfolio
Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share data)

	June 30, 2022	December 31, 2021
ASSETS
Real estate investments:
Operating properties	$3,545,102	$3,472,602
Accumulated depreciation	(1,009,108)	(957,450)
Right of use asset - operating leases, net	19,988	20,313
Operating real estate investments, net	2,555,982	2,535,465
Construction-in-progress	366,823	277,237
Land held for development	93,887	114,604
Prepaid leasehold interests in land held for development, net	35,576	27,762
Total real estate investments, net	3,052,268	2,955,068
Assets held for sale, net	—	562
Cash and cash equivalents	28,849	27,463
Accounts receivable	13,584	11,875
Accrued rent receivable, net of allowance of $4,049 and $4,133 as of June 30, 2022 and December 31, 2021, respectively	172,076	167,210
Investment in unconsolidated real estate ventures	458,840	435,506
Deferred costs, net	93,570	86,862
Intangible assets, net	23,015	28,556
Other assets	124,486	133,094
Total assets	$3,966,688	$3,846,196
LIABILITIES AND BENEFICIARIES' EQUITY
Unsecured credit facility	$214,000	$23,000
Unsecured term loan, net	248,047	249,608
Unsecured senior notes, net	1,580,712	1,580,978
Accounts payable and accrued expenses	131,669	150,151
Distributions payable	32,800	32,765
Deferred income, gains and rent	21,195	23,849
Intangible liabilities, net	11,277	12,981
Lease liability - operating leases	23,066	22,962
Other liabilities	52,359	48,683
Total liabilities	$2,315,125	$2,144,977
Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 171,575,280 and 171,126,257 issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	1,716	1,712
Additional paid-in-capital	3,149,146	3,146,786
Deferred compensation payable in common shares	19,601	18,491
Common shares in grantor trust, 1,202,385 and 1,169,703 issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	(19,601)	(18,491)
Cumulative earnings	1,133,102	1,122,372
Accumulated other comprehensive income (loss)	3,849	(2,020)
Cumulative distributions	(2,643,999)	(2,578,583)
Total Brandywine Realty Trust's equity	1,643,814	1,690,267
Noncontrolling interests	7,749	10,952
Total beneficiaries' equity	$1,651,563	$1,701,219
Total liabilities and beneficiaries' equity	$3,966,688	$3,846,196

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Rents	$116,897	$111,235	$232,798	$224,719
Third party management fees, labor reimbursement and leasing	5,924	6,627	11,032	13,278
Other	1,221	2,240	7,717	2,874
Total revenue	124,042	120,102	251,547	240,871
Operating expenses
Property operating expenses	33,111	29,264	64,659	58,199
Real estate taxes	13,746	14,602	27,559	29,363
Third party management expenses	2,792	3,561	5,349	6,539
Depreciation and amortization	43,959	42,785	87,741	83,128
General and administrative expenses	8,328	8,356	18,328	14,940
Total operating expenses	101,936	98,568	203,636	192,169
Gain on sale of real estate
Net gain on disposition of real estate	144	68	144	142
Net gain on sale of undepreciated real estate	4,127	—	5,024	1,993
Total gain on sale of real estate	4,271	68	5,168	2,135
Operating income	26,377	21,602	53,079	50,837
Other income (expense):
Interest and investment income	449	1,677	889	3,351
Interest expense	(16,341)	(15,490)	(32,083)	(31,783)
Interest expense - amortization of deferred financing costs	(805)	(709)	(1,514)	(1,418)
Equity in loss of unconsolidated real estate ventures	(4,981)	(7,240)	(9,544)	(14,164)
Net income (loss) before income taxes	4,699	(160)	10,827	6,823
Income tax provision	(48)	(15)	(75)	(34)
Net income (loss)	4,651	(175)	10,752	6,789
Net (income) loss attributable to noncontrolling interests	(14)	8	(22)	(35)
Net income (loss) attributable to Brandywine Realty Trust	4,637	(167)	10,730	6,754
Nonforfeitable dividends allocated to unvested restricted shareholders	(98)	(94)	(246)	(240)
Net income (loss) attributable to Common Shareholders of Brandywine Realty Trust	$4,539	$(261)	$10,484	$6,514
PER SHARE DATA
Basic income per Common Share	$0.03	$—	$0.06	$0.04
Basic weighted average shares outstanding	171,527,031	170,848,894	171,411,631	170,737,437
Diluted income per Common Share	$0.03	$—	$0.06	$0.04
Diluted weighted average shares outstanding	172,260,429	170,848,894	172,575,408	171,996,119

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of Net Income to Funds from Operations:
Net income (loss) attributable to common shareholders	$4,539	$(261)	$10,484	$6,514
Add (deduct):
Net income (loss) attributable to noncontrolling interests - LP units	16	(7)	26	37
Nonforfeitable dividends allocated to unvested restricted shareholders	98	94	246	240
Net gain on disposition of real estate	(144)	(68)	(144)	(142)
Depreciation and amortization:
Real property	36,631	34,294	72,793	65,828
Leasing costs including acquired intangibles	6,597	7,954	13,591	16,234
Company’s share of unconsolidated real estate ventures	12,903	14,060	24,198	27,791
Partners’ share of consolidated real estate ventures	(5)	(5)	(10)	(10)
Funds from operations	$60,635	$56,061	$121,184	$116,492
Funds from operations allocable to unvested restricted shareholders	(154)	(150)	(392)	(363)
Funds from operations available to common share and unit holders (FFO)	$60,481	$55,911	$120,792	$116,129
FFO per share - fully diluted	$0.35	$0.32	$0.70	$0.67
Weighted-average shares/units outstanding - fully diluted	172,776,896	173,289,294	173,149,640	172,958,591
Distributions paid per common share	$0.19	$0.19	$0.38	$0.38
FFO payout ratio (distributions paid per common share/FFO per diluted share)	54.3%	59.4%	54.3%	56.7%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – 2nd QUARTER
(unaudited and in thousands)

Of the 78 properties owned by the Company as of June 30, 2022, a total of 73 properties ("Same Store Properties") containing an aggregate of 12.9 million net rentable square feet were owned for the entire three months ended June 30, 2022 and 2021. As of June 30, 2022, one property was recently completed/acquired, and four properties were in development/redevelopment. Average occupancy for the Same Store Properties was 88.8% and 90.4% during the three-month periods ended June 30, 2022 and 2021, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended June 30,
	2022	2021
Revenue
Rents	$110,120	$108,984
Other	266	263
Total revenue	110,386	109,247
Operating expenses
Property operating expenses	29,261	27,504
Real estate taxes	13,108	13,324
Net operating income	$68,017	$68,419
Net operating income - percentage change over prior year	(0.6)%
Net operating income, excluding other items	$66,940	$67,719
Net operating income, excluding other items - percentage change over prior year	(1.2)%
Net operating income	$68,017	$68,419
Straight line rents & other	(1,568)	(3,462)
Above/below market rent amortization	(789)	(1,222)
Amortization of tenant inducements	180	263
Non-cash ground rent expense	201	205
Cash - Net operating income	$66,041	$64,203
Cash - Net operating income - percentage change over prior year	2.9%
Cash - Net operating income, excluding other items	$64,453	$63,349
Cash - Net operating income, excluding other items - percentage change over prior year	1.7%
	Three Months Ended June 30,
	2022	2021
Net income (loss):	$4,651	$(175)
Add/(deduct):
Interest income	(449)	(1,677)
Interest expense	16,341	15,490
Interest expense - amortization of deferred financing costs	805	709
Equity in loss of unconsolidated real estate ventures	4,981	7,240
Net gain on disposition of real estate	(144)	(68)
Net gain on sale of undepreciated real estate	(4,127)	—
Depreciation and amortization	43,959	42,785
General & administrative expenses	8,328	8,356
Income tax provision	48	15
Consolidated net operating income	74,393	72,675
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(6,376)	(4,256)
Same store net operating income	$68,017	$68,419

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – SIX MONTHS
(unaudited and in thousands)

Of the 78 properties owned by the Company as of June 30, 2022, a total of 73 properties ("Same Store Properties") containing an aggregate of 12.9 million net rentable square feet were owned for the entire six months ended June 30, 2022 and 2021. As of June 30, 2022, one property was recently completed/acquired, and four properties were in development/redevelopment. Average occupancy for the Same Store Properties was 89.4% and 90.5% during the six-month periods ended June 30, 2022 and 2021, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Six Months Ended June 30,
	2022	2021
Revenue
Rents	$220,822	$219,865
Other	569	475
Total revenue	221,391	220,340
Operating expenses
Property operating expenses	58,044	55,504
Real estate taxes	26,236	26,390
Net operating income	$137,111	$138,446
Net operating income - percentage change over prior year	(1.0)%
Net operating income, excluding other items	$135,272	$135,500
Net operating income, excluding other items - percentage change over prior year	(0.2)%
Net operating income	$137,111	$138,446
Straight line rents & other	(4,399)	(7,642)
Above/below market rent amortization	(1,664)	(2,573)
Amortization of tenant inducements	369	456
Non-cash ground rent expense	405	413
Cash - Net operating income	$131,822	$129,100
Cash - Net operating income - percentage change over prior year	2.1%
Cash - Net operating income, excluding other items	$128,783	$125,861
Cash - Net operating income, excluding other items - percentage change over prior year	2.3%
	Six Months Ended June 30,
	2022	2021
Net income:	$10,752	$6,789
Add/(deduct):
Interest income	(889)	(3,351)
Interest expense	32,083	31,783
Interest expense - amortization of deferred financing costs	1,514	1,418
Equity in loss of unconsolidated real estate ventures	9,544	14,164
Net gain on disposition of real estate	(144)	(142)
Net gain on sale of undepreciated real estate	(5,024)	(1,993)
Depreciation and amortization	87,741	83,128
General & administrative expenses	18,328	14,940
Income tax provision	75	34
Consolidated net operating income	153,980	146,770
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(16,869)	(8,324)
Same store net operating income	$137,111	$138,446